Exhibit 10.1

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT
AND CONVERTIBLE SUBORDINATED NOTES

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT AND CONVERTIBLE SUBORDINATED NOTES (this “Amendment”), dated as of April 23, 2007, amends (i) that certain Securities Purchase Agreement, dated January 3, 2007 (the “Purchase Agreement”), among Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Buyers attached thereto (individually, a “Buyer” and collectively, the “Buyers”), and (ii) the Convertible Subordinated Notes, dated January 3, 2007, issued to the Buyers pursuant to the Purchase Agreement (the “Notes”).

WHEREAS:

A.            On January 3, 2007, pursuant to the Purchase Agreement, the Company completed a private placement (the “Private Placement”) of the Notes and warrants to purchase shares of the Company’s common stock (the “Warrants”).

B.            The parties to this Amendment desire to hereby amend the Purchase Agreement and Notes to, among other things, modify certain covenants and extend certain additional rights and benefits to the Buyers.

C.            As required by Section 9(e) of the Purchase Agreement and Section 17 of the Notes, the Buyers who have executed this Amendment represent more than one-half of the aggregate principal amount of the Notes.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.             Section 4(i) of the Purchase Agreement is hereby amended by deleting said section in its entirety and replacing it with the following:

“(i)          Debt Repayment.  The Company will, on or before October 1, 2007 (or such earlier date on which such indebtedness is due), pay off all of its indebtedness in existence as of January 3, 2007, other than the indebtedness set forth on Schedule 4(i) and other than trade debt, capital leases, and equipment financing incurred in the ordinary course of business.”

2.             The Schedule of Buyers attached to the Purchase Agreement is hereby amended by deleting such schedule in its entirety and replacing it with the Schedule attached hereto as Exhibit A.

3.             In consideration of the provisions set forth in Sections 1 and 2 of this Amendment, the Company hereby agrees to amend each Note as follows, with such amendment being effective as of the date of this Amendment:

a.             In Section 3(b)(ii) of the Note, the initial Conversion Price (as defined in the Note)  is changed to $1.10.

b.             The following paragraph is hereby added to each Note as new Section (1)(d):

“(d)         Within two (2) trading days after the closing of one or more Qualified Transactions resulting in $25,000,000 (Twenty Five Million Dollars) in aggregate proceeds after transaction expenses and placement agent or broker commissions or fees, the Company will notify the Holder of said closing (a “Transaction Notice”).  Upon the closing of the Qualified Transaction, the Holder may elect to have all or part of the outstanding principal amount of this Note and all accrued but unpaid interest thereunder redeemed within five (5) Trading Days of the Company’s receipt of written notice of the Holder’s election to effect such redemption.  In order to elect such redemption, the Holder must deliver written notice of redemption to the Company within twenty (20) Trading Days after its receipt of the Transaction Notice, and such written notice must be accompanied by the surrender of the originally executed Note, which must be marked “cancelled” (provided that in lieu of surrendering the Notes (if not fully redeemed), the Holder may deliver a certification to the Company affirming that the requisite principal amount of Notes is being forfeited as a result of such redemption, in which case the change in the Notes will be noted by book entry by the Company).  For purposes hereof, the term “Qualified Transactions” means (A) the sale of all or a significant portion of the assets of the Company’s Liquidmetal Coatings business unit (whether by merger, asset sale, or stock sale), other than sales in the ordinary course of business, and/or (B) the sale of Liquidmetal Korea’s manufacturing facility in Pyong-Taek, Republic of Korea and that the appropriate authorities or banks in the Republic of Korea approve the transfer of such proceeds from Liquidmetal Korea to the Company and/or (C) the raising of capital in a debt or equity offering after the date hereof (subject to any restrictions or limitations thereon set forth in the Purchase Agreement or the Notes).

4.             In consideration of the provisions set forth in Sections 1 and 2 of this Amendment, the Company also hereby agrees to amend each Warrant as follows:  In the first paragraph of the Warrant, the Exercise Price (as defined in the Warrant) is changed to $1.55, and the maximum number of shares of Company common stock issuable upon the exercise of such Warrant is increased to an amount that equals fifty percent (50%) of the principal amount of the Note in connection with which the Warrant was issued divided by $1.10.

5.             Upon surrender of any Note or Warrant to the Company, the Company will promptly exchange such Note or Warrant for a new Note or Warrant that incorporates the amendments set forth in Sections 3 and 4 hereof but that shall otherwise be identical to the original Note or Warrant.

6.             Buyers acknowledge that the Company plans to pursue a private placement (the “New Private Placement”) of convertible notes (the “New Notes”) in the aggregate amount of up to $15,000,000 in order to satisfy certain other indebtedness of the Company outstanding on the date hereof, and the Company agrees that it will grant to the Buyers a security interest to secure the Notes in any assets granted as security for the New Notes, and the Notes will be pari passu with the New Notes with respect to security and in right of payment in proportion to the relative principal amounts of the notes held by the holders of the New Notes and Notes.  In addition, Section 15(a) of each Note is hereby amended to provide that payments under the Note shall not senior to, and shall not preclude payments under, the New Notes so long as the form of New Notes is approved by the holders of a majority or more of the then-outstanding principal amount of the Notes.

7.             Except as specifically set forth in this Amendment, all of the terms and provisions of the Purchase Agreement and Notes shall continue to remain in full force and effect.  Capitalized terms appearing in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement or Notes.

8.             This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one document. This Amendment, together with the Purchase Agreement and Notes, contains the final, complete, and exclusive expression of the parties’ understanding and agreement concerning the matters contemplated herein and supersedes any prior or contemporaneous agreement of representation, oral or written, among them.  This Amendment shall be governed by, and construed and enforced in accordance with the laws of the State of New York without reference to principles of choice of law thereunder.

[signatures follow]

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

COMPANY:

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Larry E. Buffington
Name: Larry E. Buffington
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, each Buyer below has caused its respective signature page to this Amendment to be duly executed as of the date first written above.

BUYERS:

Diamond Opportunity Fund, LLC

By:	/s/ Richard Marks
Name: Richard Marks
Title: Managing Director

IN WITNESS WHEREOF, each Buyer below has caused its respective signature page to this Amendment to be duly executed as of the date first written above.

BUYERS:

THE TAIL WIND FUND LTD.
By: TAIL WIND ADVISORY & MANAGEMENT LTD., as investment manager

By:	/s/ David Crook
Name: David Crook
Title: CEO

IN WITNESS WHEREOF, each Buyer below has caused its respective signature page to this Amendment to be duly executed as of the date first written above.

BUYERS:

Solomon Strategic Holdings, Inc.

By:	/s/ A P MacKellar
Name: A P MacKellar
Title: Director

IN WITNESS WHEREOF, each Buyer below has caused its respective signature page to this Amendment to be duly executed as of the date first written above.

BUYERS:

By:	/s/ Abdi Mahamedi
Name: Abdi Mahamedi
Title:

IN WITNESS WHEREOF, each Buyer below has caused its respective signature page to this Amendment to be duly executed as of the date first written above.

BUYERS:

By:	/s/ Edward Neugeboren
Name: Edward Neugeboren
Title:

EXHIBIT A

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)
Buyer	Address, Email and Facsimile Number	Aggregate Principal Amount of Notes	Number of Warrants**	Legal Representative’s Address and Facsimile Number

Fort Mason Master, LP	4 Embarcadero Center Suite 2050 San Francisco, CA 94111 Facsimile: 415-288-8113 Email: mjensen@fortmasoncapital.com klynch@fortmasoncapital.com	$2,817,300	1,280,591

Fort Mason Partners, LP	4 Embarcadero Center Suite 2050 San Francisco, CA 94111 Facsimile: 415-288-8113 Email: mjensen@fortmasoncapital.com klynch@fortmasoncapital.com	$182,700	83,046

The Tail Wind Fund Ltd.	The Tail Wind Fund Ltd. c/o Tail Wind Advisory and Management Ltd. Attn: David Crook 77 Long Acre London WC2E 9LB UK Facsimile: 44-207-420 3819 Email: dcrook@tailwindam.com	$1,250,000	568,182	Peter J. Weisman, P.C. 52 Venderbilt, 17th Floor New York, NY 10017 Facsimile: 212-317-8855

Solomon Strategic Holdings, Inc.	c/o A P MacKellar Greenlands The Red Gap Castletown Isle of Man IM9 1HB British Isles Facsimile: +44 (0) 1624 824191	$250,000	113,637	Peter J. Weisman, P.C. 52 Vanderbilt, 17th Floor New York, NY 10017 Facsimile: 212-317-8855

Whitebox Intermarket Partners, L.P.	3033 Excelsior Blvd. Suite 300 Minneapolis, MN 55416 Facsimile: (612) 253-6100	$2,000,000	909,091

CastleRigg Master Investments Ltd.	c/o Sandell Asset Management Corp. 40 W. 57th Street, 26th Floor New York, NY 10019 Facsimile: 212-603-5710	$2,000,000	909,091

Diamond Opportunity Fund, LLC	500 Skokie Blvd. Suite 300 Northbrook, IL 60062 Facsimile: 847-919-4410 Email: rmarks@diagrp.com	$350,000	159,091

Rockmore Investment Master Fund, Ltd.	c/o Rockmore Capital, LLC 150 East 58th Street, 28th Floor New York, NY 10155 Facsimile: 212-258-2315 Email: as@rockmorecapital.com	$1,000,000	454,546

Abdi Mahamedi	c/o Carlyle Development Group 2 Gannett Drive Suite 201 White Plains, NY 10604 Facsimile: 914-694-6789 Email: carlylegroup@aol.com	$500,000	227,273

BridgePointe Master Fund Ltd.	1125 Sanctuary Parkway Suite 275 Alpharetta, GA 30004 Facsimile: 770-777-5844 Email: BradHathorn@Roswell CapitalPartners.com	$2,000,000	909,091	P. Bradford Hathorn, Esq. 1125 Sanctuary Parkway Suite 275 Alpharetta, GA 30004

Iroquois Master Fund Ltd.	641 Lexington Ave., 26th Floor New York, NY 10022 Facsimile: 212-207-3452 Email: jsilverman@iefund.com	$500,000	227,273

Rodd Friedman	93 Hillspoint Road Westport, CT 06880 Facsimile: 203-663-1303 Email: roddf@optonline.net	$148,874	67,670

Myron Neugeboren	P.O. Box 1410 Lakeville, CT 06039 Facsimile: 860-435-2603 Email: neugeboren@sbcglobal.net	$28,904	13,139

Ricardo A. Salas	64 Ritz Cove Drive Monarch Beach, CA 92629 Facsimile: 949-315-3096	$330,990	150,451

Chang Ki Cho	Kangnam-Ku Gaepo-Dong 12-2 LG Gaepo Xi Apt # 101-901 Seoul, Korea 135-543 Facsimile: 82-2-749-0574	$436,174	198,261

Eric Brachfeld	890 West End Ave., #160 New York, NY 10025 Facsimile: 212-298-9933 Email: eric@indiven.com	$54,522	24,783

Edward Neugeboren	282 New Norwalk Road New Canaan, CT 06840 Email: edward@indigomcg.com	$20,095	9,135

Wynnefield Partners Small Cap Value, LP	450 Seventh Ave., Suite 509 New York, NY 10123 Facsimile: 212-760-0824	$420,000	190,910

Wynnefield Partners Small Cap Value, LP I	450 Seventh Avenue, Suite 509 New York, NY 10123 Facsimile: 212-760-0824	$550,000	250,000

Wynnefield Small Cap Value Offshore Fund, Ltd.	450 Seventh Avenue, Suite 509 New York, NY 10123 Facsimile: 212-760-0824	$530,000	240,910

Kenneth Lisiak	8 Haskell Road Andover, MA 01810 Facsimile: 978-475-7146	$167,861	76,301

Vestal Venture Capital	6471 Enclave Way Boca Raton, FL 33496 Facsimile: 561-912-9979	$366,935	166,789

Charles Jong Won Kim	1015 Calle Son Rosa Glendale, CA 91208	$225,806	102,640

Chunhyong (Charles) Myong	Hilltop Treasure 505 B Hannamdong 1-44, Yong San-Gu Seoul, Korea Facsimile: 822-317-5086	$169,355	76,980

**             Reflects the changes to the warrant amounts set forth in Section 4 of this Amendment No. 1.